EXHIBIT 2
                                                                       ---------



[GRAPHIC OMITTED - LOGO]                                [GRAPHIC OMITTED - LOGO]
[PRIMEWEST                                                       [COMPUTERSHARE]
ENERGY TRUST]                                     Computershare Trust Company of
                                                                          Canada
                                                9th Floor, 100 University Avenue
                                                        Toronto, Ontario M5J 2Y1
                                                           www.computershare.com

        MR SAM SAMPLE 123
        SAMPLES STREET
        SAMPLETOWN SS X9X 9X9                   SECURITY CLASS               123

                                                HOLDER ACCOUNT NUMBER

                                                C1234567890       X X X

                                                            Please print in ink.
                                        Print in CAPITAL letters inside the grey
                                                 areas as shown in this example.
                                                 [A] [B] [C] [1] [2] [3] [X] [X]

================================================================================
FORM OF PROXY - ANNUAL GENERAL AND SPECIAL MEETING TO BE HELD ON MAY 6, 2003
================================================================================

NOTES TO PROXY

1. Harold P. Milavsky is Chairman and a director of PrimeWest and Donald A. Garner is an officer of PrimeWest. A UNITHOLDER HAS THE RIGHT TO APPOINT A PERSON, WHO NEED NOT BE A UNITHOLDER, OTHER THAN THOSE NAMED ABOVE TO REPRESENT HIM OR HER AT THE MEETING. A unitholder may exercise this right by inserting the name of such other person in the blank space provided and striking out the other names, or may complete another appropriate proxy and, in either case, should deliver the completed proxy as set forth below.

2. If you are unable to be personally present at the Meeting, kindly fill in, sign and return this proxy by regular mail to Computershare Trust Company of Canada, 100 University Ave., 9th floor, Toronto, Ontario, M5J 2Y1 (or by courier or hand delivery to 600, 530 - 8th Avenue S.W., Calgary, Alberta, T2P
   3S8), not less than 24 hours before the time for the holding of the Meeting or any adjournment thereof, or with the Chairman of the Meeting prior to the commencement thereof.

3. This Proxy should be dated and must be signed by the unitholder or his or her attorney authorized in writing or if the unitholder is a body corporate, this instrument should be executed under its corporate seal by a director, officer or attorney thereof duly authorized. If this form of proxy is not dated in the above space, it will be deemed to bear the date on which it was mailed to the unitholder.


VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

VOTING BY MAIL is the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.

VOTING BY MAIL OR BY INTERNET are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined below to vote this proxy. Have this proxy in hand when you call.

RECEIVE DOCUMENTS ELECTRONICALLY - You can enrol to receive future securityholder communication electronically, after you vote using the Internet. If you don't vote online, you can still enrol for this service. Follow the instructions below.

[GRAPHIC OMITTED - TELEPHONE]
   o Call the toll free number listed BELOW from a touch tone telephone. There is NO CHARGE for this call.

[GRAPHIC OMITTED - COMPUTER MOUSE]
   o  Go to the following web site: www.computershare.com/ca/proxy

[GRAPHIC OMITTED - PAGES W/ELECTRIC BOLT]
   o You can enrol to receive future securityholder communications electronically, after you vote using the Internet. If you DON'T vote on-line, you can still enrol by visiting www.computershare.com - click "Investors", "View Shareholding", and after accessing your account, click "Communication Details".

YOU WILL NEED TO PROVIDE YOUR HOLDER ACCOUNT NUMBER AND PROXY ACCESS NUMBER LISTED BELOW.

HOLDER ACCOUNT NUMBER  C1234567890     PROXY ACCESS NUMBER  12345

IF YOU VOTE BY TELEPHONE OR THE INTERNET, DO NOT MAIL BACK THIS PROXY.
Proxies submitted must be received by Computershare Trust Company of Canada not later than 2:00 p.m. (Calgary time) on May 5, 2003.

THANK YOU

MR SAM SAMPLE                   C1234567890      [GRAPHIC OMITTED - BAR CODE]  +
                                XXX    123
================================================================================
THIS FORM OF PROXY IS SOLICITED BY AND ON BEHALF OF MANAGEMENT.
================================================================================

APPOINTMENT OF PROXYHOLDER

THE UNDERSIGNED HOLDER OF TRUST UNITS OF
PRIMEWEST ENERGY TRUST (THE "TRUST"),
HEREBY APPOINTS:
Harold P. Milavsky of Calgary, Alberta, or failing him, Donald A. Garner of Calgary, Alberta

OR

PRINT THE NAME OF THE PERSON YOU
ARE APPOINTING IF THIS PERSON IS
SOMEONE OTHER THAN THE CHAIRMAN
OF THE MEETING.
[________________________]

as proxyholder, to attend and vote for and act on behalf of the undersigned at the Annual General and Special Meeting (the "MEETING") of the Trust to be held at The Metropolitian Centre, 333 - 4th Avenue S.W., Calgary, Alberta, on Tuesday, May 6, 2003, at 2:00 p.m. and at any adjournments thereof, and at any poll(s) which may take place in consequence thereof, with the same powers that the undersigned would have if the undersigned were present at the Meeting or any adjournments thereof, and without limiting the foregoing, the said proxyholder is hereby instructed to vote at the said Meeting as follows:

1. ELECTION OF DIRECTORS

   Directing the Trustee to cause the election of the nominees of the Trust specified in the management proxy circular of the Trust dated April 1, 2003 (the "CIRCULAR") as directors of PrimeWest Energy Inc. ("PRIMEWEST") for the ensuing year;

   FOR all nominees                      >[_]

   WITHHOLD vote for all nominees        >[_]

2. APPOINTMENT OF AUDITORS

   Appointing PricewaterhouseCoopers LLP
   as the auditor of the Trust and                     FOR   WITHHOLD
   PrimeWest, for the ensuing year at a               >[_]     [_]
   remuneration to be fixed by PrimeWest
   and approved by the Directors of PrimeWest;

3. RESOLUTIONS

   Ratifying, confirming and approving               FOR   AGAINST (cash only
   the resolution to approve the                                    alternative)
   amendment of the long term incentive             >[_]  >[_]
   plan of the Trust by increasing the
   number of Trust Units reserved for issuance under such plan, all as described in the Circular; and

4. ON ANY OTHER BUSINESS

   which may properly come before the Meeting, or any adjournment(s) thereof, the proxy is authorized to act or vote as he or she in his or her discretion may determine.

   UNLESS OTHERWISE INDICATED, THE PERSONS NAMED ABOVE, IF APPOINTED AS PROXYHOLDER, WILL VOTE "FOR" EACH OF THE ABOVE MATTERS. IF ANY AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING ARE PROPOSED AT THE MEETING, OR IF ANY OTHER BUSINESS PROPERLY COMES BEFORE THE MEETING, DISCRETIONARY AUTHORITY IS HEREBY CONFERRED WITH RESPECT THERETO.

AUTHORIZED SIGNATURE(S) - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
The undersigned hereby revokes any proxy previously given for the Meeting referred to herein.
IF NO VOTING INSTRUCTIONS ARE INDICATED ABOVE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY MANAGEMENT.

Signature(s)                                   Date-Day   Month       Year
[___________________]                          [__][__]   [_][_]   [_][_][_][_]


QUARTERLY FINANCIAL STATEMENTS REQUEST
[GRAPHIC OMITTED - GREY BOX]
[X]   Mark this box if you would like to receive Quarterly Financial Statements.

If you do not mark the box, or do not return this proxy, then it will be assumed you do NOT want to receive Quarterly Financial Statements.


[]    PWIQ                1 F F F                 999999999999            +